EXHIBIT 10.18

STONERIDGE, INC.
LONG-TERM INCENTIVE PLAN
RESTRICTED SHARES GRANT AGREEMENT

     Stoneridge, Inc., an Ohio corporation (the “Company”), pursuant to the terms and conditions hereof, hereby grants to XXX (the “Grantee”) XXX Common Shares, without par value, of the Company (the “Restricted Shares”).

     1. The Restricted Shares are in all respects subject to the terms, conditions and provisions of this agreement and the Company’s Long-Term Incentive Plan (the “Plan”).

     2. Until vested (the “Vesting Date”) in accordance with the schedule set forth below, the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise encumbered, whether voluntarily, involuntarily or by operation of law, and will be forfeited to the Company if the Grantee voluntarily terminates his employment with the Company unless such voluntary termination is for “good reason” (as described in Section 5); provided, however, the Compensation Committee of the Board of Directors (the “Committee”) in its sole discretion modify the terms of this grant at any time. The certificate or certificates representing the Restricted Shares will bear a legend evidencing the restrictions contained herein.

     The Restricted Shares shall vest (become no longer subject to forfeiture) in the amounts and on the dates set forth below:

Vesting Date	Number of Shares
July 26, 2005	XXX
July 26, 2006	XXX
July 26, 2007	XXX

     3. The Restricted Shares will be issued in the name of the Grantee. The Company’s transfer agent and/or share transfer records will show the Grantee as the owner of record of the Restricted Shares. Except as otherwise provided in this agreement, the Grantee will have all the rights of a shareholder of the Company, including the right to vote and receive dividends.

     4. The Company or the Company’s agent will hold the Restricted Shares for the period of time that the Restricted Shares are subject to forfeiture (until vested) and the certificate or certificates representing the Restricted Shares will be delivered to the Grantee after the Restricted Shares are no longer subject to forfeiture. The Grantee shall execute and deliver to the Company one or more blank stock powers so that the Restricted Shares that may be forfeited can be canceled.

     5. Notwithstanding anything to the contrary in this agreement, the Restricted Shares awarded to the Grantee hereunder shall immediately vest in the name of the Grantee and a certificate or certificates representing the Restricted Shares shall be delivered to the Grantee or the Grantee’s estate upon (i) the Grantee’s death or disability (as determined by the Committee in accordance with the Plan), but only to the extent such Restricted Shares would have become vested or no longer are subject to restriction within one year from the time of death or disability, as the case may be, had the Grantee continued to fulfill all of the conditions of the Restricted Share Award during such period, (ii) a Change in Control of the Company (as defined in the Plan), or (iii) the termination “without cause” of the Grantee’s employment by the Company. Termination shall be deemed to be “without cause” unless the Board of Directors of the Company, or its designee, in good faith determines that termination is because of any one or more of the following:

     The Grantee’s:

(i)	fraud;

(ii)	misappropriation of funds;

(iii)	commission of a felony or of an act or series of acts which result in material injury to the business reputation of the Company;

(iv)	commission of a crime or act or series of acts involving moral turpitude;

(v)	violation of the Company’s policies;

(vi)	commission of an act or series of repeated acts of dishonesty that are materially inimical to the best interests of the Company;

(vii)	willful and repeated failure to perform his duties, which failure has not been cured within fifteen (15) days after the Company gives notice thereof to the Grantee;

(viii)	material breach of any material provision of an employment agreement, if any, which breach has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Grantee; or

(ix)	failure to carry out the reasonable directions or instructions of the Grantee’s superiors, provided the directions or instructions are consistent with the duties of the Grantee’s office, which failure has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Grantee.

     Provided, however, the Company’s obligation to provide notice and an opportunity to cure, pursuant to subsections 5(g)-(i) above, shall only apply to the Grantee’s first breach, first failure to perform or first failure to follow directions, as the case may be, of the nature giving rise to the right of the Company to provide notice thereof. The Grantee may voluntarily terminate his employment with the Company, and the termination shall be deemed a termination “for good reason,” if it is based on the Company materially changing the Grantee’s duties and responsibilities in effect on the date set forth below without the Grantee’s consent.

     6. On any change in the number or kind of outstanding common shares of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, share split, share dividend, combination of shares or any other change in the corporate structure or common shares of the Company, the Company, by action of the Committee, is empowered to make such adjustment, if any, in the number and kind of Restricted Shares subject to this agreement as it considers appropriate for the protection of the Company and of the Grantee.

     7. No later than the date as of which an amount first becomes includable in the gross income of the Grantee for federal income tax purposes with respect to the Restricted Shares granted hereunder, the Grantee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to that amount. Unless otherwise determined by the Committee, withholding obligations may be settled with previously owned Common Shares or Restricted Shares that have vested. The making of that payment or those arrangements is a condition to the obligations of the Company under the Plan, and the Company and its subsidiaries and affiliates may, to the extent permitted by law, deduct any taxes from any payment of any kind otherwise payable to the Grantee.

     8. Nothing in this Agreement shall affect in any manner any conflicting or other provision of any other agreement between the Grantee and the Company.

     9. The laws of the State of Ohio govern the Plan and the Restricted Shares granted hereunder.

     IN WITNESS WHEREOF, the Company has caused its corporate name to be subscribed by its duly authorized officer as of the XXX.

STONERIDGE, INC.
By

The foregoing is hereby accepted.
(Signature)